UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 7, 2021

Fortress Transportation and Infrastructure Investors LLC
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37386	32-0434238
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 45th Floor, New York, New York 10105
(Address of Principal Executive Offices, and Zip Code)

(212) 798-6100
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company          ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.               ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common shares, $0.01 par value per share	FTAI	New York Stock Exchange
8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares	FTAI PR A	New York Stock Exchange
8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares	FTAI PR B	New York Stock Exchange
8.25% Fixed Rate Series C Cumulative Perpetual Redeemable Preferred Shares	FTAI PR C	New York Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement

On June 7, 2021, Percy Acquisitions LLC (“Holdco”), an indirect subsidiary of Fortress Transportation and Infrastructure Investors LLC (the “Company”),  entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with United States Steel Corporation (the “Seller”), pursuant to which, among other things, Holdco will purchase 100% of the equity interests of the Seller’s wholly owned short-line railroad subsidiary, Transtar, LLC (“Transtar”) from the Seller, for a cash purchase price of $640 million, subject to certain customary adjustments set forth in the Purchase Agreement (the “Transaction”).

The Purchase Agreement contains customary representations, warranties, and covenants by the parties, including, among others, covenants (a) by the Seller regarding the conduct of Transtar’s business during the period between the execution of the Purchase Agreement and closing of the Transaction, (b) by the Seller and Transtar to effect certain asset transfer and corporate restructuring transactions, (c) by Holdco to file a Notice of Exemption with the Surface Transportation Board (“STB”) for the final approval, authorization or exemption, as applicable, of the Transaction and (d) by Holdco and the Seller regarding the efforts of the parties to cause the Transaction to be completed. In addition, Holdco and the Seller each agree to indemnify the other party from and after the closing of the Transaction for losses arising from certain breaches under the Purchase Agreement and damages for certain other matters as further described in the Purchase Agreement.

The consummation of the Transaction is subject to certain customary closing conditions, including, among others, (a) the final approval, authorization or exemption, as applicable, of the Transaction by the STB, (b) the absence of any order or applicable law adopted after the date of the Purchase Agreement enjoining, prohibiting or rendering illegal the consummation of the Transaction, (c) the absence of any pending legal proceeding commenced by a governmental authority seeking to enjoin, prohibit or render illegal the consummation of the Transaction or impose certain material regulatory concessions on Holdco or Transtar and its subsidiaries, (d) the absence of any order or applicable law adopted after the date of the Purchase Agreement imposing certain material regulatory concessions on Holdco or Transtar and its subsidiaries, (e) the accuracy of each party’s representations and warranties contained in the Purchase Agreement (subject to certain materiality qualifiers) and (f) each party’s performance and compliance in all material respects with their respective obligations and covenants under the Purchase Agreement. Holdco intends to obtain third party debt financing to fund the purchase price and has provided the Seller with customary financing commitment letters, however, Holdco’s receipt of such financing is not a condition to closing of the Transaction.

Either Holdco or the Seller may exercise certain customary termination rights under the Purchase Agreement. As described in the Purchase Agreement, in certain circumstances, Holdco will be required to pay the Seller a termination fee of $32 million if (a) the parties are unable to consummate the Transaction due to a failure to obtain approval, authorization or exemption, as applicable, of the Transaction by the STB or (b) Holdco fails to consummate the closing of the Transaction on the date it should have otherwise occurred because Holdco’s debt financing is not available.

In connection with the closing of the Transaction, the Seller, on the one hand, and Transtar or Holdco (or their respective affiliates), on the other hand, will enter into certain ancillary agreements including, among others, a transition services agreement and a railway services agreement (the “Railway Services Agreement”). Under the Railway Services Agreement, for an initial term of 15 years from and after the closing of the Transaction, and subject to periodic 10-year extensions thereafter at the Seller’s discretion, with minimum volume commitments for the first five years, Transtar will continue to provide the Seller with certain services at the Seller’s facilities in and around Gary, Indiana, Pittsburgh, Pennsylvania, Fairfield, Alabama, Ecorse, Michigan, Lorain, Ohio and Lone Star, Texas, including but not limited to: railcar maintenance and repair services, locomotive maintenance, inspection and repair services, maintenance-of-way services, car management services, and rail and material handling services.

In connection with the Purchase Agreement, the Company entered into a debt commitment letter (the “Commitment Letter”), dated as of June 7, 2021, with Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”) and Barclays Bank PLC (“Barclays” and, together with Morgan Stanley, the “Commitment Parties”), pursuant to which the Commitment Parties have committed to provide the Company with a senior unsecured bridge term loan facility (the “Bridge Facility”) in an aggregate principal amount of up to $650 million in order to finance the Transaction and pay fees and expenses related thereto.  The funding of the Bridge Facility is subject to the satisfaction of customary conditions, including (i) the execution and delivery of definitive documentation with respect to the Bridge Facility in accordance with the terms set forth in the Commitment Letter and (ii) the consummation of the Transaction in accordance with the Purchase Agreement.

The summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Exhibit 10.1 filed herewith, which is incorporated herein by reference.

The Purchase Agreement has been filed as an exhibit to provide investors and security holders with information regarding its terms and is not intended to provide any factual information about Holdco, Transtar or the Seller. The representations, warranties and covenants in the Purchase Agreement were made only for the purpose of the Purchase Agreement and solely for the benefit of the parties to the Purchase Agreement as of specific dates. Such representations, warranties and covenants may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, may or may not have been accurate as of any specific date, and may be subject to important limitations and qualifications (including exceptions thereto set forth in any schedules agreed to by the contracting parties) and may therefore not be complete. The representations, warranties and covenants in the Purchase Agreement may also be subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Holdco, Transtar or the Seller or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01. Regulation FD Disclosure

On June 8, 2021, the Company posted to its website a presentation related to the Transaction.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 is being furnished under Item 7.01 of this Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibits be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events

On June 8, 2021, the Company issued a press release announcing the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

9.01(d) Exhibits:

Exhibit No.	Description

10.1*	Membership Interest Purchase Agreement, dated June 7, 2021, by and between United States Steel Corporation and Percy Acquisition LLC.

99.1	Press Release, dated June 8, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as, but not limited to, “will,” “believes,” “expects,” “anticipates,” “plans,” “could,” “may,” “should,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this current report include, among other things, statements about the potential benefits of the Transaction; the Company’s plans, objectives, expectations and intentions; the financial condition, results of operations and business of the Company; and the anticipated timing of the closing of the Transaction. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions of the closing of the Transaction in the anticipated timeframe or at all; risks related to the ability to realize the anticipated benefits of the Transaction, including the possibility that the expected benefits and cost savings from the proposed Transaction or the capital and operational improvements will not be realized or will not be realized within the expected time period; disruption from the Transaction making it more difficult to maintain business and operational relationships; negative effects of the announcement or the consummation of the proposed Transaction on the market price of the Company’s common shares; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed Transaction; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; and competitive developments. All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors that could cause actual results to differ materially from those reflected in such statements. Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by these and other important factors and uncertainties that could cause results to differ materially from those reflected by such statements. For more information on additional potential risk factors, please review the Company’s filings with the SEC, including, but not limited to, the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

By:	/s/ Eun Nam
Name: Eun Nam
Title: Chief Accounting Officer

Dated: June 8, 2021